As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0148231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5

San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Employee Stock Purchase Plan

(Full title of the plan)

James J. Cowie, Esq.

Senior Vice President, General Counsel and Secretary

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(Name and address of agent for service)

(408) 943-1234

(Telephone number, including area code, of agent for service)

Copy to:

Stewart L. McDowell, Esq.

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	7,500,000 shares(3)	$13.79	$103,425,000.00	$14,107.17

(1)	This Registration Statement on Form S-8 shall also cover any additional shares of Registrant’s common stock that become issuable under the Amended and Restated Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. common stock.
(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of common stock of the Registrant on May 2, 2013, as reported on the NASDAQ Global Select Market.
(3)	Represents 7,500,000 additional shares of common stock authorized to be issued under the Plan. Shares available for issuance under the Plan were initially registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 1991 (Registration File No. 33-43025).

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 7,500,000 shares of its common stock issuable to eligible employees of the Registrant and its affiliates under the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “Plan”). On September 30, 1991, June 4, 1992, May 31, 1994, August 29, 1997, December 6, 2002, June 21, 2004, June 14, 2006, May 15, 2008 and May 26, 2009, the Registrant filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration File Nos. 33-43025, 33-48371, 33-53913, 333-34599, 333-101693, 333-116681, 333-135003, 333-150948 and 333-159486, respectively) (together, the “Prior Registration Statements”), relating to shares of common stock issuable to eligible employees of the Registrant and its affiliates under the Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

5.01	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.01	Registrant’s Amended and Restated Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 8th day of May, 2013.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Lip-Bu Tan
Lip-Bu Tan
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2013

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2013

/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	May 8, 2013

/s/ Susan L. Bostrom Susan L. Bostrom	Director	May 8, 2013

/s/ Dr. James D. Plummer Dr. James D. Plummer	Director	May 8, 2013

/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	May 8, 2013

/s/ George M. Scalise George M. Scalise	Director	May 8, 2013

/s/ Roger S. Siboni Roger S. Siboni	Director	May 8, 2013

/s/ Young K. Sohn Young K. Sohn	Director	May 8, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.01	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.01	Registrant’s Amended and Restated Employee Stock Purchase Plan.